                                                            EXHIBIT NO. 99.B9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the Registration Statement (File Nos. 2-54607 and 811-2594) (the "Registration Statement") of MFS Series Trust IV (the "Trust"), of my opinion dated December 22, 1997, appearing in Post-Effective Amendment No. 32 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 23, 1997.


                                         JAMES R. BORDEWICK, JR.
                                         ------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 27, 2004